UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 29, 2008

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A amends the Form 8-K filed by us on October 30, 2008 (the “Original 8-K”), disclosing certain organizational changes by us.  This Form 8-K/A is being filed to amend the Original 8-K to update the disclosures made therein.

Item 2.05                                             Costs Associated with Exit or Disposal Activities.

On October 30, 2008, we filed the Original 8-K announcing that the executive committee of our board of directors approved consultant staff reductions, the exit of selected practices and office space reductions.  These actions were designed to improve consultant utilization and our competitive positioning.  At the time of filing of the Original 8-K, we had not completed our assessment of all of the costs of such actions, nor had we determined the associated cash expenditures from such actions.

We completed these actions during our fourth quarter of fiscal 2008.  We estimate that these actions will result in a fourth quarter pre-tax restructuring charge of approximately $4.9 million, consisting of approximately $2.3 million of employee separation and other compensation costs, approximately $1.2 million of costs for divestiture of our Australian and capital projects practices, and approximately $1.4 million of costs for office space reductions.  We estimate that approximately $4.2 million of the estimated total charge of $4.9 million will result in cash expenditures by us.

Statements in this report concerning the future business, operating results, and financial condition of CRA International, Inc. (the “Company”), including the estimated costs and cash expenditures associated with the described actions, and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s actual costs and cash expenditures, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock options, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its recent acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, dependence on growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.

The Company undertakes no obligation to update any of its forward-looking statements after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: January 15, 2009	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Financial Officer